                                                                      EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch California Municipal Bond Fund of
Merrill Lynch California Municipal Series Trust:


We consent to the use in Post-Effective Amendment No. 12 to Registration Statement No. 2-96581 of our report dated October 1, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


Deloitte & Touche LLP
Princeton, New Jersey

December 20, 1996